Exhibit 24

POWER OF ATTORNEY

Each of the undersigned directors of Federal-Mogul Corporation (the “Company”), hereby appoints Brett D. Pynnonen and Alan J. Haughie, and each of them individually, his true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution, for and in his name, place, and stead, to affix, as attorney-in-fact, his signature, by manual or facsimile signature, electronic transmission or otherwise, to the Annual Report on Form 10-K of the Company for its fiscal year ended December 31, 2012, and any and all amendments thereto to be filed with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, with power to file said Annual Report and such amendments, and any and all other documents that may be required in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things requisite or appropriate in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

SIGNATURES

/s/ George Feldenkreis	Director	February 27, 2013
George Feldenkreis

/s/ J. Michael Laisure	Director	February 27, 2013
J. Michael Laisure

/s/ Neil S. Subin	Director	February 27, 2013
Neil S. Subin